EXHIBIT 31.3

Certification of Chief Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Dee R. Balch, certify that:

1.	I have reviewed this annual report on Form 10-K/A of TNP Strategic Retail Trust, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2013

/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)